EXHIBIT 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER OF TUESDAY MORNING CORPORATION PURSUANT TO

18 U.S.C. §1350

I, Brady Churches, the Chief Executive Officer of Tuesday Morning Corporation, hereby certify that, to my knowledge:

1.                                      The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                      The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: January 31, 2013	By:	/s/ BRADY CHURCHES
Brady Churches President and Chief Executive Officer